                                                                     EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER THE LAWS OF THE STATE OF

                                    Delaware

[GRAPHIC]                                                              [GRAPHIC]
NUMBER                                                                    SHARES
5257                                MigraTEC
                                                           CUSIP NO. 598622 10 8


                   AUTHORIZED COMMON STOCK-200,000,000 SHARES
                                $.001 PAR VALUE


 THIS
CERTIFIES
     THAT                          [SPECIMEN]


Is The Record Holder Of


     ____________________Shares of MIGRATEC, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:



    /s/
-----------------------------------
                          PRESIDENT                     [MIGRATEC, INC.
                                                         CORPORATE SEAL]

    /s/
-----------------------------------
                          SECRETARY





                           COUNTERSIGNED & REGISTERED


INTERWEST TRANSFER CO. INC.                          ___________________________
P.O. BOX 17136                                       COUNTERSIGNED Transfer
SALT LAKE CITY, UTAH 84117                           Agent-Authorized Signature